Exhibit 5.1

May 21, 2019

LiqTech International, Inc.

c/o LiqTech North America, Inc.

1804 Buerkle Road

White Bear Lake, MN 55110

Re:     Form S-3 Registration Statement under Rule 462(b)

Ladies and Gentlemen:

We have acted as your special counsel in connection with the registration statement on Form S-3 (No. 333-220496), which was filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the Commission on October 11, 2017 and declared effective by the Commission on October 23, 2017 (collectively, the “Initial Registration Statement”), and the registration statement on Form S-3 filed with the Commission on May 21, 2019 pursuant to Rule 462(b) of the Securities Act, which incorporates by reference the initial Registration Statement and which became effective upon the filing with the Commission (the “462(b) Registration Statement”, collectively with the “Initial Registration Statement” the “Registration Statement”) relating to registration of an additional $2,677,500 of common stock (the “Securities”), par value $0.001 per share (the “Common Stock”). Capitalized terms used but not defined in this opinion letter have the meanings given to those terms in the Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, bylaws, as amended, the unanimous written consent by the Company’s board of directors (the “Board”) dated September 15, 2017, the resolutions adopted by the Board dated May 17, 2019, and the resolutions adopted by the Shelf Registration Committee of the Board dated May 21, 2019, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed (i) the genuineness of signatures on the documents we have examined, (ii) the legal capacity and authority of the persons signing the documents we have examined, (iii) the truth and accuracy of all representations and warranties, (iv) that the issuance and sale of the Securities from time to time will be duly authorized and established by proper action of the Company, (v) that the Registration Statement and any prospectus have become effective and have been properly filed, (vi) the conformity to authentic documents of all documents submitted to us as copies, and (vii) that the Company will have sufficient authorized and unissued shares of common stock available with respect to any of the Securities issued after the date of this letter. We have not verified any of these assumptions.

This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any federal or state securities laws.

Based upon and subject to the foregoing, it is our opinion that the Securities are duly authorized for issuance by the Company and, when issued and paid for, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations under such act.

Very truly yours, /s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.